UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2019

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-8551 (Commission File Number)	22-1851059 (IRS Employer Identification No.)

90 Matawan Road, Fifth Floor

Matawan, New Jersey 07747
(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.01 par value per share	HOV	New York Stock Exchange
Preferred Stock Purchase Rights (1)	N/A	New York Stock Exchange
Depositary Shares each representing 1/1,000th of a share of 7.625% Series A Preferred Stock	HOVNP	Nasdaq Global Market

(1) Each share of Class A Common Stock includes an associated Preferred Stock Purchase Right. Each Preferred Stock Purchase Right initially represents the right, if such Preferred Stock Purchase Right becomes exercisable, to purchase from the Company one ten-thousandth of a share of its Series B Junior Preferred Stock for each share of Common Stock. The Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 27, 2019, Hovnanian Enterprises, Inc. (the “Company”) and K. Hovnanian Enterprises, Inc. (“K. Hovnanian”), a wholly-owned subsidiary of the Company, entered into the First Amendment (the “Secured Loan Amendment”) to the Credit Agreement, dated as of October 31, 2019, by and among K. Hovnanian, the Company, the other guarantors party thereto, Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

In addition, on November 27, 2019, the Company and K. Hovnanian also entered into the following supplemental indentures: (i) the First Supplemental Indenture (the “1.125 Lien Supplemental Indenture”) to the Indenture, dated as of October 31, 2019, by and among K. Hovnanian, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, relating to K. Hovnanian’s 7.75% Senior Secured 1.125 Lien Notes due 2026; (ii) the First Supplemental Indenture (the “1.25 Lien Supplemental Indenture”) to the Indenture, dated as of October 31, 2019, by and among K. Hovnanian, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, relating to K. Hovnanian’s 10.5% Senior Secured 1.25 Lien Notes due 2026; and (iii) the First Supplemental Indenture (the “1.5 Lien Supplemental Indenture”) to the Indenture, dated as of October 31, 2019, by and among K. Hovnanian, the Company, the other guarantors party thereto and Wilmington Trust, National Association, as trustee and collateral agent, relating to K. Hovnanian’s 11.25% Senior Secured 1.5 Lien Notes due 2026.

The Secured Loan Amendment, the 1.125 Lien Supplemental Indenture, the 1.25 Lien Supplemental Indenture and the 1.5 Lien Supplemental Indenture provide for certain technical and clarifying amendments to the covenant limiting the prepayment of certain indebtedness to clarify that the covenant does not restrict payments of accrued and unpaid interest and to permit certain cash payments in respect of fractional indebtedness in connection with tender or exchange thereof to holders of such indebtedness.

The foregoing summaries of the Secured Loan Amendment, the 1.125 Lien Supplemental Indenture, the 1.25 Lien Supplemental Indenture and the 1.5 Lien Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the text of the Secured Loan Amendment, the 1.125 Lien Supplemental Indenture, the 1.25 Lien Supplemental Indenture and the 1.5 Lien Supplemental Indenture filed as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Form 8-K and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

4.1

First Supplemental Indenture, dated as of November 27, 2019, to the Indenture, dated as of October 31, 2019, relating to the 7.75% Senior Secured 1.125 Lien Notes due 2026, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent.

4.2

First Supplemental Indenture, dated as of November 27, 2019, to the Indenture, dated as of October 31, 2019, relating to the 10.5% Senior Secured 1.25 Lien Notes due 2026, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent.

4.3

First Supplemental Indenture, dated as of November 27, 2019, to the Indenture, dated as of October 31, 2019, relating to the 11.25% Senior Secured 1.5 Lien Notes due 2026, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein and Wilmington Trust, National Association, as Trustee and Collateral Agent.

10.1

First Amendment, dated as of November 27, 2019, to the Credit Agreement, dated as of October 31, 2019, among K. Hovnanian Enterprises, Inc., Hovnanian Enterprises, Inc., the subsidiary guarantors named therein, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ Michael Discafani
Name: Michael Discafani
Title: Vice President, Corporate Counsel and Secretary

Date: December 3, 2019